As filed with the Securities and Exchange Commission on March 1, 2019

Registration Nos. 333-229096

333-229096-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petróleo Brasileiro S.A.—Petrobras	Petrobras Global Finance B.V.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Brazilian Petroleum Corporation—Petrobras	Not Applicable
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)

The Federative Republic of Brazil	The Netherlands
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil (55-21) 3224-4477	Weena 762 3014 DA Rotterdam The Netherlands 31 (0) 10 206-7000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Petróleo Brasileiro S.A.—Petrobras

570 Lexington Avenue, Suite 2401

New York, New York 10022

(212) 829-1517

(Name, address and telephone number of agent for service)

Copy to:

Francesca L. Odell, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:       ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:             ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:        ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:            ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.        ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (4)(5)
Debt Securities
Debt Warrants
Preferred Shares, without par value, which may be represented by American Depositary Shares (2)
Common Shares, without par value, which may be represented by American Depositary Shares (3)
Equity Warrants for Common Shares or Preferred Shares, which may be represented by American Depositary Shares (2)(3)
Mandatory Convertible Securities and Guaranties (6)
Total	U.S.$15,000,000,000			U.S.$1,818,000

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all securities issued pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds U.S.$15,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities or that are issued in units or represented by depositary shares.

(2)

ADSs, each representing two preferred shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

(3)	ADSs, each representing two common shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

(4)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by direct or indirect subsidiaries of the issuers. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the guarantees being registered on this Registration Statement.

(5)

A filing fee of U.S.$1,212,000 was previously paid in connection with the initial filing of this Registration Statement on December 28, 2018 registering U.S.$10,000,000,000 of securities. In addition, a filing fee of U.S.$606,000 was previously paid on December 28, 2018 in connection with U.S.$5,000,000,000 of securities previously registered under Registration Statement Nos. 333-227087 and 333-227087-01, of which U.S.$5,000,000,000 remain unsold. As a result, no additional filing fee is being paid in connection with the filing of this Pre-Effective Amendment No. 1 to the Registration Statement.

(6)

No separate consideration will be received for the guaranties or for the debt securities, warrants, preferred shares, common shares and mandatory convertible securities issuable upon the exercise or conversion of, or in exchange for, debt securities, warrants, preferred shares, common shares or mandatory convertible securities.

Pursuant to Rule 429 under the Securities Act, the base prospectus included in this Registration Statement is a combined prospectus that also relates to U.S.$5,000,000,000 of unsold securities of Petróleo Brasileiro S.A. and Petrobras Global Finance B.V. previously registered under the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (Nos. 333-227087 and 333-227087-01) on December 28, 2018 for a total of up to U.S.$15,000,000,000 in U.S. dollars or the equivalent at the time of the offering in any other currency that may be issued pursuant to this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A) OF THE ACT, MAY DETERMINE.

EXPLANATORY NOTE

We are filing this Pre-Effective Amendment No. 1 to the Registration Statement on Form F-3 originally filed on December 28, 2018 solely to (1) increase the amount of securities that may be issued under this Registration Statement, (ii) revise the Calculation of Registration Fee table to reflect the filing fees paid in connection with the additional securities that may be issued under this Registration Statement, (iii) appoint a new authorized representative in the United States, (iv) include an updated list of documents that are incorporated by reference into this Registration Statement and (v) include updated Exhibits 15.1, 23.1, 23.2 and 23.6. This Pre-Effective Amendment does not modify any provision of the Registration Statement except as specifically noted herein.

This prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2019.

P R O S P E C T U S

U.S.$15,000,000,000

Petróleo Brasileiro S.A. – Petrobras

Debt Securities, Warrants,

Preferred Shares,

Preferred Shares represented by American Depositary Shares,

Common Shares,

Common Shares represented by American Depositary Shares,

Mandatory Convertible Securities and

Guaranties

Petrobras Global Finance B.V.

Debt Securities, accompanied by Guaranties of Petrobras and

Debt Warrants, accompanied by Guaranties of Petrobras

Petróleo Brasileiro S.A. – Petrobras may from time to time offer debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties, and Petrobras Global Finance B.V. may issue debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investing in our securities involves risks. See the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

March 1, 2019

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole and references to “PGF” mean Petrobras Global Finance B.V. Terms such as “we,” “us” and “our” generally refer to Petróleo Brasileiro S.A. and Petrobras Global Finance B.V., unless the context requires otherwise.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC) utilizing a “shelf” registration process. Under this shelf process, Petrobras may sell any combination of debt securities, warrants, preferred shares, common shares and securities mandatorily convertible into its preferred or common shares, up to the amount registered pursuant to the Registration Statement and PGF may sell debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras in one or more offerings, up to the amount registered pursuant to the Registration Statement. Any preferred shares or common shares of Petrobras, in one or more offerings, may be in the form of American depositary shares (which we refer to as ADSs) evidenced by American depositary receipts (which we refer to as ADRs).

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus are forward-looking statements that are not based on historical facts and are not assurances of future results. The forward-looking statements contained in this prospectus, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

●	our marketing and expansion strategy;

●	our exploration and production activities, including drilling;

●	our activities related to refining, import, export, transportation of oil, natural gas and oil products, petrochemicals, power generation, biofuels and other sources of renewable energy;

●	our projected and targeted capital expenditures and other costs, commitments and revenues;

●	our liquidity and sources of funding;

●	our pricing strategy and development of additional revenue sources; and

●	the impact, including cost, of acquisitions and divestments.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of assumptions and factors. These factors include, but are not limited to, the following:

●	our ability to obtain financing;

●	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

●	global economic conditions;

●	our ability to find, acquire or gain access to additional reserves and to develop our current reserves successfully;

●	uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves;

●	competition;

●	technical difficulties in the operation of our equipment and the provision of our services;

●	changes in, or failure to comply with, laws or regulations, including with respect to fraudulent activity, corruption and bribery;

●	receipt of governmental approvals and licenses;

●	international and Brazilian political, economic and social developments;

●	natural disasters, accidents, military operations, acts of sabotage, wars or embargoes;

●	the cost and availability of adequate insurance coverage;

●	the outcome of ongoing corruption investigations and any new facts or information that may arise in relation to the “Lava Jato investigation;”

●	the effectiveness of our risk management policies and procedures, including operational risk; and

●	litigation, such as class actions or enforcement or other proceedings brought by governmental and regulatory agencies.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, see “Risk Factors” as set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in any prospectus supplement.

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PETROBRAS

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Petrobras is a sociedade de economia mista, organized and existing under the laws of Brazil. For the years ended December 31, 2018 and 2017, Petrobras had sales revenues of U.S.$95.6 billion and U.S.$88.8 billion, respectively, gross profit of U.S.$34.1 billion and U.S.$28.7 billion, respectively, and net income (loss) attributable to shareholders of Petrobras of U.S.$7.2 billion and U.S.$(91.0) million, respectively. In 2018, Petrobras’s average domestic daily oil production was 2,035 mmbbl/d, which represented 79% of Brazil’s total oil production (based on production data issued by the National Petroleum, Natural Gas and Biofuels Agency). Petrobras engages in a broad range of activities, which cover the following segments of its operations:

●

Exploration and Production: this segment covers the activities of exploration, development and production of crude oil, NGL (natural gas liquids) and natural gas in Brazil and abroad, for the primary purpose of supplying our domestic refineries and selling surplus crude oil and oil products produced in the natural gas processing plants to the domestic and foreign markets. This segment also operates through partnerships with other companies;

●

Refining, Transportation and Marketing: this segment covers the activities of refining, logistics, transport and trading of crude oil and oil products in Brazil and abroad, exports of ethanol, extraction and processing of shale, as well as holding interests in petrochemical companies in Brazil;

●

Gas and Power: this segment covers the activities of transportation and trading of natural gas produced in Brazil and abroad, imported natural gas, transportation and trading of LNG, (liquefied natural gas), generation and trading of electricity, as well as holding interests in transporters and distributors of natural gas and in thermoelectric power plants in Brazil, in addition to being responsible for the fertilizer business;

●

Distribution: this segment covers the activities of Petrobras Distribuidora S.A., which sells oil products, ethanol and vehicle natural gas in Brazil. This segment also includes distribution of oil products operations abroad (South America); and operates in bottling, distribution and sale of LPG (liquefied petroleum gas) through our subsidiary Liquigás Distribuidora, which operates in 24 Brazilian states and in the Federal District. Its activities are segmented into two business areas: packaged LPG to serve individual clients (residences) and bulk LPG; and

●

Biofuel: this business segment covers the activities of production of biodiesel and its co-products, as well as ethanol-related activities such as equity investments, production and trading of ethanol, sugar and the surplus electric power generated from sugarcane bagasse.

Additionally, we have a Corporate segment that has activities that are not attributed to the other business segments, notably those related to corporate financial management, corporate overhead and other expenses, including actuarial expenses related to the pension and medical benefits for retired employees and their dependents. For further information regarding our business segments, see Notes 4.2 and 30 to our audited consolidated financial statements for the year ended December 31, 2018.

Petrobras’s principal executive office is located at Avenida República do Chile, 65, 20031-912 – Rio de Janeiro RJ, Brazil, its telephone number is +(55-21) 3224-4477, and our website is www.petrobras.com.br. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

PGF

PGF is a wholly-owned finance subsidiary of Petrobras, incorporated under the laws of The Netherlands as a private company with limited liability on August 2, 2012. PGF is an indirect subsidiary of Petrobras, and all of PGF’s shares are held by Petrobras’s Dutch subsidiary Petrobras International Braspetro B.V. PGF’s business is to issue debt securities in the international capital markets to finance Petrobras’s operations. PGF does not currently have any operations, revenues or assets other than those related to the issuance, administration and repayment of its debt securities. All debt securities issued by PGF are fully and unconditionally guaranteed by Petrobras. PGF was incorporated for an indefinite period of time.

Petrobras uses PGF as its main vehicle to issue securities in the international capital markets. PGF’s first offering of notes fully and unconditionally guaranteed by Petrobras occurred in September 2012. In December 2014, PGF assumed the obligations of Petrobras’s former finance subsidiary Petrobras International Finance Company S.A. (“PifCo”) under all then outstanding notes originally issued by PifCo, which continue to benefit from Petrobras’s full and unconditional guarantee.

PGF’s registered office is located at Weena 762, 3014 DA Rotterdam, The Netherlands, and our telephone number is +31 (0) 10 206-7000.

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

THE SECURITIES

Petrobras may from time to time offer under this prospectus, separately or together:

●	senior or subordinated debt securities, including debt securities that may be convertible into Petrobras’s common shares or preferred shares, which may be in the form of ADSs and evidenced by ADRs;

●	securities that are mandatorily convertible into preferred or common shares (or ADSs representing Petrobras’s preferred or common shares);

●	common shares, which may be represented by ADSs;

●	preferred shares, which may be represented by ADSs;

●	warrants to purchase common shares, which may be represented by ADSs;

●	warrants to purchase preferred shares, which may be represented by ADSs;

●	warrants to purchase debt securities; and

●	guaranties accompanying debt securities, including debt warrants, of PGF.

PGF may from time to time offer under this prospectus, separately or together:

●	senior or subordinated debt securities, accompanied by full and unconditional guaranties of Petrobras; and

●	warrants to purchase debt securities, accompanied by full and unconditional guaranties of Petrobras.

LEGAL OWNERSHIP

In this prospectus and in any prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue preferred shares or common shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying preferred shares or common shares will be directly held by a depositary. Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement. A copy of the deposit agreements, as amended from time to time, with respect to Petrobras’s preferred shares and common shares is on file with the SEC and incorporated by reference in this prospectus. To obtain copies of the deposit agreements, see “Where You Can Find More Information.”

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

●	how it handles payments and notices with respect to the debt securities;

●	whether it imposes fees or charges;

●	how it handles voting, if applicable;

●	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

●	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our debt securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The relevant prospectus supplement will indicate whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

●	you cannot have the securities registered in your own name;

●	you cannot receive physical certificates for your interest in the securities;

●	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

●	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

●

the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

●	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our debt securities are:

●

when the depositary notifies us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agent registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

●	when we notify the trustee that we wish to terminate the global security; or

●	when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under “Description of Debt Securities—Events of Default.”)

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 8 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the Petrobras or PGF indenture that will govern the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities.

Indenture

Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and a trustee, currently The Bank of New York Mellon. The trustee has two main roles:

●

first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs;” and

●	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Each of the Petrobras and PGF indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed that New York law governs the indentures and the debt securities. We have filed a copy of the Petrobras and PGF indentures with the SEC as exhibits to our registration statement. We have consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series and to each of the Petrobras and PGF indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of our indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

●	the title of the debt securities of the series;

●	any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

●	whether the debt securities will be issued in registered form;

●	whether the debt securities will be accompanied by a guaranty or other credit enhancements, including letters of credit, political risk insurance or other similar instruments;

●	the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

●	the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

●	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

●	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

●

any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

●	whether the debt securities will be senior or subordinated securities;

●	whether the debt securities will be our secured or unsecured obligations;

●

any obligation we will have to redeem or repurchase the debt securities of the series, including any sinking fund or analogous provision, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

●	if other than U.S.$1,000 or an even multiple of U.S.$1,000, the denominations in which the series of debt securities will be issuable;

●

if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

●

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

●

if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

●	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

●	the applicability of the provisions described under “Defeasance and Discharge;”

●

if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities,” the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities;”

●	whether the debt securities will be convertible or exchangeable at your option or at our option into equity securities, and, if so, the terms and conditions of conversion or exchange;

●	any covenants to which we will be subject with respect to the debt securities of the series; and

●	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indentures.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange(s) and, if so, which one(s).

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of U.S.$1,000 and denominations that are even multiples of U.S.$1,000, and in global registered form. (Petrobras Section 3.02; PGF Section 3.02)

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Petrobras Section 3.05; PGF Section 3.05)

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. (Petrobras Section 3.05; PGF Section 3.05)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Petrobras Section 10.02; PGF Section 10.03)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Petrobras Section 3.05; PGF Section 3.05)

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about a day in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Petrobras Section 3.07; PGF Section 3.07)

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City (which is currently located at 240 Greenwich Street, 7E, New York, New York 10286, Attention: Global Trust Services – Americas). You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may appoint paying agents outside the United States for a specific issuance of securities. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Petrobras Section 10.02; PGF Section 10.03)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the registrar’s records. (Petrobras Section 1.06; PGF Section 1.06)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Petrobras Section 10.03, PGF Section 10.08)

Special Situations

Mergers and Similar Events

Under the indentures, except as described below, we are generally permitted to consolidate, spin off, or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indentures requiring your approval, as described later under “—Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

●	a lower credit rating being assigned to the debt securities; or

●	additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under “—Optional Tax Redemption.”

We have no obligation under the indentures to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, spin off, consolidation or sale or lease of assets that is permitted under the indenture.

Petrobras

Petrobras may merge into or consolidate with or convey, transfer or lease its property to another entity, provided that it may not take any of these actions unless all the following conditions are met:

●

If Petrobras merges out of existence or sell or lease its assets, the other entity must unconditionally assume its obligations on the debt securities, including the obligation to pay the additional amounts described under “Payment of Additional Amounts.” This assumption may be by way of a full and unconditional guaranty in the case of a sale or lease of substantially all of its assets.

●

Petrobras must indemnify you against any tax, assessment or governmental charge or other cost resulting from the transaction. This indemnification obligation only arises if the other entity is organized under the laws of a country other than the United States, a state thereof or Brazil.

●

Petrobras must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

●

The entity to which Petrobras sells or leases such assets guaranties our obligations or the entity into which it merges or consolidates with must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity’s guaranties are valid, that certain registration requirements applicable to the guaranties have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

●

Petrobras must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with.

●	Petrobras must satisfy any other requirements specified in the prospectus supplement. (Petrobras Section 8.01)

PGF

PGF will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PGF) to merge with or into it, unless such consolidation, amalgamation, merger, lease, spin off or transfer of assets does not violate any provision of Dutch financial regulatory laws, and:

●

either PGF is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PGF is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of PGF will assume (jointly and severally with PGF unless PGF will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of PGF’s obligations under the indenture and the debt securities of a series;

●

the successor company (jointly and severally with PGF unless PGF will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on the holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the securities of a series;

●	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

●

PGF has delivered to the trustee a directors’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture relating to the transaction comply with the terms of the indenture, and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

●	PGF has delivered notice of any such transaction to the trustee.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the securities of a series will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

●

PGF may merge, amalgamate or consolidate with or into, or convey, transfer, spin off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PGF or Petrobras in cases when PGF is the surviving entity in the transaction and the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole, it being understood that if PGF is not the surviving entity, PGF will be required to comply with the requirements set forth in the previous paragraph; or

●

any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin off , lease or otherwise dispose of assets to, any person (other than PGF or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole; or

●

any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PGF or Petrobras; or

●

any direct or indirect subsidiary of PGF may liquidate or dissolve if PGF determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PGF and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PGF or Petrobras.

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

●	change the stated maturity of the principal, interest or premium on a debt security;

●	reduce any amounts due on a debt security;

●	change any obligation to pay the additional amounts described under “Payment of Additional Amounts;”

●	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

●	change the place or currency of payment on a debt security;

●	impair any of the conversion or exchange rights of your debt security;

●	impair your right to sue for payment, conversion or exchange;

●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

●	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Petrobras Section 9.02; PGF Section 9.02)

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Petrobras Sections 5.13 and 9.02; PGF Section 9.02)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the indentures to the description of the notes and the guarantee contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees. (Petrobras Section 9.01; PGF Section 9.01)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

●

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

●	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

●

For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

●

For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Discharge.” (Petrobras Section 14.02; PGF Section 14.02)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Petrobras Section 1.04; PGF Section 1.04)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to, but excluding, the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or of any method deemed fair and appropriate to the trustee, pro rata, subject to the current rules and procedures of the applicable depositary. (Petrobras Section 11.03; PGF Section 11.03)

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued and any additional amounts to, but excluding, the repayment date. (Petrobras Section 11.04; PGF Section 11.04)

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 15 days nor more than 60 days before the applicable redemption date. Such notice may at our option be subject to the satisfaction of one or more conditions precedent, and it may be rescinded or the applicable redemption date delayed in the event that any or all such conditions shall not have been satisfied by the applicable redemption date. Any conditions precedent shall be described in such notice. We will give the notice in the manner described above under “Additional Mechanics—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated or organized. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is incorporated or organized, and the applicable date will be the date the entity became a successor. (Petrobras Section 11.08; PGF Section 11.08)

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 15 and 60 days’ notice before redeeming the debt securities.

Conversion

Your debt securities may be convertible into or exchangeable for shares of Petrobras’s capital stock at your option or at our option, which may be represented by ADSs, or other securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

Except as provided below and under the applicable prospectus supplement, PGF or Petrobras, as applicable, will make all payments of amounts due under the debt securities and the indenture and each other document entered into in connection with the debt securities and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PGF’s incorporation (currently The Netherlands) or any jurisdiction in which PGF appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PGF or Petrobras, as applicable, is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PGF or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction. For the avoidance of doubt, the foregoing obligations shall extend to payments under the guaranty. In the case if payments by Petrobras, in order for a holder to be entitled to receive the additional amount, the holder must not be a resident of Brazil.

All references to principal, premium, if any, and interest in respect of the debt securities will be deemed to refer to any additional amounts which may be payable as set forth in the indenture or in the debt securities.

PGF or Petrobras, as applicable, will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

●

the holder has a connection with the taxing jurisdiction other than merely holding the debt securities or receiving principal or interest payments on the debt securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);

●	any tax imposed on, or measured by, net income;

●

the holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge;

●

the holder fails to present (where presentation is required) its debt securities within 30 calendar days after PGF or Petrobras, as applicable, has made available to the holder a payment under the debt securities and the indenture, provided that PGF or Petrobras, as applicable, will pay additional amounts which a holder would have been entitled to had the debt securities owned by such holder been presented on any day (including the last day) within such 30 calendar day period;

●	any estate, inheritance, gift, value added, Financial Transactions Tax (“FTT”), use or sales taxes or any similar taxes, assessments or other governmental charges; or

●	where the holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder.

PGF or Petrobras, as applicable, shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a taxing jurisdiction from any payment under the debt securities or under any other document or instrument referred to in the indenture or from the execution, delivery, enforcement or registration of the debt securities or any other document or instrument referred to in the indenture. PGF or Petrobras, as applicable, shall indemnify and make whole the holders of the debt securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by PGF or Petrobras as provided in this paragraph paid by such holder. All payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we will not be required to pay any additional amounts on account of any such deduction or withholding required pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

Restrictive Covenants

Petrobras

The Petrobras indenture does not contain any covenants restricting the ability of Petrobras to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on Petrobras’s property or engage in business other than its present business. Restrictive covenants, if any, with respect to any securities of Petrobras will be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. (Petrobras Section 10)

PGF

Unless otherwise specified in the applicable prospectus supplement, PGF will be subject to the following covenants with respect to its debt securities:

Payment of Principal and Interest

PGF will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PGF) on the debt securities of a series in accordance with such securities and the indenture. (PGF Section 10.01)

Maintenance of Corporate Existence

PGF will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PGF’s board of directors determines that maintaining such rights and privileges is no longer desirable in the conduct of PGF’s business and is not disadvantageous in any material respect to holders. (PGF Section 10.02)

Maintenance of Office or Agency

So long as debt securities of a series are outstanding, PGF will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon it in respect of the indenture and the debt securities of a series may be served.

Initially, this office will be located at 570 Lexington Avenue, Suite 2401, New York, New York 10022-6837. PGF may designate a different office or appoint an agent for debt securities of a particular series as described in the prospectus supplement relating to such debt securities. PGF will not change the designation of an office or the appointment of an agent without prior written notice to the trustee and designating a replacement office or agent in the same general location. (PGF Section 10.03)

Ranking

PGF will ensure that its debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law). (PGF Section 10.04)

Statement by Managing Directors as to Default

PGF (and each other obligor on the debt securities of any series) will deliver to the trustee, within 90 calendar days after the end of its fiscal year, a directors’ certificate, stating whether or not to the best knowledge of its signers thereof there is an event of default in connection with the performance and observance of any of the terms, provisions and conditions of the indenture or the debt securities of any series and, if there is such an event of default by PGF (or any obligor), specifying all such events of default and their nature and status of which the signers may have knowledge. (PGF Section 10.05)

Provision of Financial Statements and Reports

In the event that PGF files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Brazil, the United States or elsewhere, PGF will furnish, a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports complies with PGF’s obligation to deliver such statements and reports to the trustee. The trustee does not have an obligation to determine if and when PGF’s financial statements or reports are publicly available and accessible electronically.

Along with each such financial statement or report, if any, PGF will provide a directors’ certificate stating (i) that a review of PGF’s activities has been made during the period covered by such financial statements with a view to determining whether PGF has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PGF’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on directors’ certificates). (PGF Section 10.06)

Appointment to Fill a Vacancy in Office of Trustee

PGF, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the debt securities of any series. (PGF Section 10.07)

Payments and Paying Agents

PGF will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the debt securities of any series or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.

All payments on the debt securities of any series will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions under “—Payment of Additional Amounts.” For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on us to withhold or deduct from a payment pursuant to FATCA. (PGF Section 10.08)

Negative Pledge

PGF will not create, incur or assume any lien, other than a PGF Permitted Lien, on any of its assets to secure (i) any of its indebtedness for borrowed money or (ii) the indebtedness of any other person for borrowed money, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the debt securities of a series or PGF provides such other security for the debt securities of a series as is duly approved by a resolution of the holders of such debt securities in accordance with the indenture. In addition, PGF will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a PGF Permitted Lien, on any of its assets to secure (i) any of its indebtedness for borrowed money; (ii) any of the material subsidiary’s indebtedness for borrowed money or (iii) the indebtedness for borrowed money of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the debt securities of any series to which the covenant applies or PGF provides such other security for the debt securities of a series as is duly approved by a resolution of the holders of such debt securities in accordance with the indenture. (PGF Section 10.11)

As used above, the following terms have the meanings set forth below:

“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”), or “IFRS,” would be a capital lease obligation).

A “guaranty” means an obligation of a person to pay the indebtedness of another person including, without limitation:

●	an obligation to pay or purchase such indebtedness;

●	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

●	an indemnity against the consequences of a default in the payment of such indebtedness; or

●	any other agreement to be responsible for such indebtedness.

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PGF permitted lien” with respect to any series of debt securities issued means any:

(a)

lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PGF’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)	lien arising from PGF’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PGF’s past practice;

(c)

lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)

lien granted upon or with respect to any assets hereafter acquired by PGF or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e)	lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PGF or another wholly-owned subsidiary;

(f)	lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PGF or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

(g)	lien existing as of the date of the issuance of debt securities of such series;

(h)	lien resulting from the indenture or the guaranty, if any, with respect to the debt securities of such series;

(i)

lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PGF, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j)

lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by liens referred to in paragraphs (a) through (i) above (but not paragraph (c)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b) and (f), the obligees meet the requirements of the applicable paragraph; and

(k)

lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PGF Permitted Liens pursuant to another part of this definition of PGF permitted liens, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS) at any date as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

PGF may omit to comply with any term, provision or condition set forth in certain covenants applicable to the debt securities of a series or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority of the principal amount of the outstanding debt securities of a series waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PGF’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect. (PGF Section 10.09)

Additional restrictive covenants with respect to securities of PGF may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Petrobras Section 14.01; PGF Section 14.01)

Full Defeasance

If the applicable prospectus supplement states that full defeasance will apply to a particular series of debt securities, we will be legally released from any payment and other obligations on such debt securities, except for various obligations described below (called “full defeasance”), provided that we, in addition to other actions, put in place the following arrangements for you to be repaid:

●

We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of such series a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on such debt securities on their various due dates.

●

We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on such debt securities any differently than if we did not make the deposit and just repaid such debt securities ourselves.

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

●	to register the transfer and exchange of debt securities;

●	to replace mutilated, destroyed, lost or stolen debt securities;

●	to maintain paying agencies;

●	to hold money for payment in trust; and

●	to indemnify the trustee according to the terms of the indenture.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, we can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to such debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

●

We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of such debt securities a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on such debt securities on their various due dates.

●

We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on such debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture as it applies to the debt securities of a series and/or such debt securities would no longer apply:

●	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

●	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under “Default and Related Matters—Events of Default”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Petrobras Sections 14.03 and 14.04; PGF Section 14.04)

Default and Related Matters

Ranking

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations and whether they will be secured by any of our assets. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. If they are not secured, the securities will effectively be subordinate to our secured indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term event of default means any of the following:

●

We do not pay the principal on a debt security of a series within seven calendar days of its due date and, in the case of PGF, the trustee has not received such amounts from Petrobras under a guaranty by the end of that seven-day period.

●

We do not pay interest or other amounts, including any additional amounts, on a debt security of a series within 30 calendar days of its due date and, in the case of PGF, the trustee has not received such amounts from Petrobras under a guaranty by the end of that 30-day period.

●

We remain in breach of any covenant or any other term in respect of a debt security of a series issued under the indenture, or in a supplemental indenture, or, if applicable, under a guaranty for 60 calendar days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

●

In the case of any convertible security of Petrobras, it remains in default in the conversion of any security of such series for 30 days after it receives a notice of default stating that it is in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

●

The maturity of any indebtedness of PGF, Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$200,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or a material subsidiary of any indebtedness is not acceleration for this purpose.

●	In the case of Petrobras, if it is adjudicated or found bankrupt or insolvent or it is ordered by a court or pass a resolution to dissolve.

●

PGF, Petrobras or any material subsidiary stops paying or is generally unable to pay its debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, spin-off, merger, conveyance or transfer duly approved by the debt security holders of a series.

●

If proceedings are initiated against PGF, Petrobras or any material subsidiary under any applicable liquidation, insolvency, composition, reorganization, winding up or any other similar laws, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

●

An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of our undertakings or assets of PGF, Petrobras or any material subsidiary and is not discharged or removed within 90 calendar days.

●

PGF, Petrobras or any material subsidiary voluntarily commence proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or PGF, Petrobras or any material subsidiary enters into any composition or other similar arrangement with its creditors under applicable Brazilian law (such as a recuperação judicial or extrajudicial, which is a type of liquidation agreement).

●

PGF, Petrobras or any material subsidiary files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to PGF, Petrobras or any material subsidiary, or PGF, Petrobras or any material subsidiary takes legal action for a readjustment or deferment of any part of our indebtedness.

●

An effective resolution is passed, or any authorized action is taken by any court of competent jurisdiction, directing PGF’s, Petrobras’s or any material subsidiary’s winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders of a series.

●	In the case of PGF, if any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

●

The debt securities of a series, the relevant indenture or, in the case of PGF, the related Petrobras guaranty, cease to be in full force and effect or binding and enforceable against PGF or Petrobras, or it becomes unlawful for PGF or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

●

PGF or Petrobras contests the enforceability of the debt securities of a series, the relevant indenture or the related guaranty, or denies that it has liability under any of the foregoing documents to which it is a party.

●	In the case of PGF, if Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PGF.

●	Any other event of default described in the applicable prospectus supplement occurs. (Petrobras Section 5.01; PGF Section 5.01)

For these purposes, “indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guaranty) for payment on or repayment of money that has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would constitute a capital lease obligation).

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under the applicable law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Petrobras Section 5.02; PGF Section 5.02)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory security or indemnity from expenses and liability. (Petrobras Section 6.03; PGF Section 6.03) If satisfactory indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These same holders may also direct the trustee in performing any other action under the indenture. (Petrobras Section 5.12; PGF Section 5.12) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give the trustee written notice that an event of default has occurred and remains uncured.

●

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity or security to the trustee against the cost and other liabilities of taking that action.

●	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity or security.

●

The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction during the sixty-day period that is inconsistent with the above notice. (Petrobras Section 5.07; PGF Section 5.07)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Petrobras Section 5.08; PGF Section 5.08)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee within 90 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Petrobras Section 10.05; PGF Section 10.05)

Regarding the Trustee

We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF MANDATORY CONVERTIBLE SECURITIES

Petrobras may issue mandatorily convertible securities under which holders receive a specified number of its common shares or preferred shares at a future date or dates. The price per mandatory convertible security and the number of common shares or preferred shares, as the case may be, that holders receive at maturity may be fixed at the time mandatory convertible securities are issued or may be determined by reference to a specific formula set forth in the mandatory convertible security. The mandatory convertible securities also may require Petrobras to make periodic payments to the holders of the mandatory convertible securities, and such payments may be secured.

The applicable prospectus supplement will describe the material terms of the mandatory convertible securities. Reference will be made in the applicable prospectus supplement to the mandatory convertible securities and, if applicable, collateral, depositary or custodial arrangements relating to the mandatory convertible securities. Material U.S. and Brazilian federal income tax considerations applicable to the holders of the mandatory convertible securities will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities and Petrobras may issue warrants to purchase preferred shares (which may be in the form of ADSs) or common shares (which may be in the form of ADSs). Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described In the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

●	the initial offering price;

●	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

●	the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

●	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

●	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

●	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

●	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants will be issued in registered form, and, if registered, where they may be transferred and registered;

●	the maximum or minimum number of debt warrants that you may exercise at any time; and

●	any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

Modification and Waiver

There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:

●	any increase in the exercise price;

●	any impairment of your ability to exercise the warrant;

●	any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

●	any reduction of the period of time during which the debt warrants may be exercised;

●	any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

●	any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under “Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote. The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under “Changes Requiring Your Approval” or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

Changes Not Requiring Approval. The third type of change to the debt warrant agreement or debt warrants of any series does not require any vote or consent by the holders of debt warrant certificates. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the debt warrant agreement to the description of the debt warrants contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt warrant certificates in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Unless otherwise indicated in a prospectus supplement, under the debt warrant agreement for each series of debt warrants, we may consolidate with, spin off or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guaranty of our obligations. If the other company becomes legally responsible by a means other than a guaranty, we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

Additional Terms of the PGF Debt Warrants

Debt securities to be issued by PGF under the debt warrants and the PGF debt warrant agreement will be guaranteed by Petrobras. See “Description of the Guaranties.”

Equity Warrants

The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

Petrobras may issue warrants for the purchase of its equity securities (i.e., our common shares and preferred shares, which may be in the form of ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Petrobras may issue equity warrants in connection with preemptive rights of its shareholders in connection with any capital increase, and in those circumstances we may choose to issue equity warrants in uncertificated form to the extent permitted by Brazilian law. In addition, if any equity warrants are offered in connection with preemptive rights, Petrobras may exclude holders resident in the United States from that offering to the extent permitted by Brazilian law. Equity warrants (other than equity warrants issued in connection with preemptive rights) are to be issued under equity warrant agreements to be entered into by Petrobras and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement

The particular terms of each issue of equity warrants, the equity warrant agreement (if any) relating to such equity warrants and the equity warrant certificates (if any) representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

●	the initial offering price;

●	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

●	the designation and terms of the equity securities (i.e., preferred shares or common shares) that can be purchased upon exercise of the equity warrants;

●	the total number of preferred shares or common shares that can be purchased upon exercise of each equity warrant and the exercise price;

●	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

●

the designation and terms of any related preferred shares or common shares with which the equity warrants are issued and the number of the equity warrants issued with each preferred share or common share;

●	if applicable, whether and when the equity warrants and the related preferred shares or common shares will be separately transferable;

●	whether the equity warrants will be in registered form;

●	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the equity warrants; and

●	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of common shares or preferred shares that can be purchased upon the exercise of each equity warrant (other than equity warrants issued in connection with preemptive rights) will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares or preferred shares. Instead of adjusting the number of common shares or preferred shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares or ADSs upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preferred shares or common shares may be issued in the form of ADSs.

Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price, delivery of the equity warrant certificate (if any) properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement and satisfaction of any other applicable requirements specified in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and Waiver

There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

Changes Requiring Your Approval. First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:

●	any increase in the exercise price;

●	any impairment of your ability to exercise the warrant;

●	any decrease in the total number of preferred shares or common shares that can be purchased upon exercise of any equity warrant;

●	any reduction of the period of time during which the equity warrants may be exercised;

●	any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

●	any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under “—Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote. The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under “—Changes Requiring Your Approval” or changes that would not adversely affect holders of equity warrants in any material respect.

Changes Not Requiring Approval. The third type of change to the equity warrant agreement or equity warrants of any series does not require any vote or consent by the holders of equity warrant certificates. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the equity warrant agreement to the description of the equity warrants contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the equity warrant certificates in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Unless otherwise indicated in a prospectus supplement, under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, or spin off, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants, and we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE GUARANTIES

The following description of the terms and provisions of the guaranties summarizes the general terms that will apply to each guaranty that Petrobras will deliver in connection with an issuance of debt securities or debt warrants by PGF. When PGF sells a series of its debt securities or debt warrants, Petrobras will execute and deliver a full and unconditional guaranty of that series of debt securities or debt warrants for the benefit of the holders of that series of debt securities or debt warrants. You should read the more detailed provisions of the applicable guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such guaranty.

Pursuant to any guaranty, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PGF has failed to make the required payments under a series of debt securities and the PGF indenture or under the debt warrants and the PGF debt warrant agreement, to indemnify you for unpaid claims against PGF, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by Petrobras under the guaranty will be an amount equal to the amount of those claims plus interest and any applicable premium and additional amounts thereon from the date PGF was otherwise obligated to make its payments under the PGF indenture to the date Petrobras actually makes payment under the guaranty. Petrobras will be obligated to make these payments by the expiration of any applicable grace periods under the PGF indenture and the applicable terms of the debt securities or debt warrants. Petrobras may have the right to defer its obligation under the guaranty to make payments under certain circumstances described in the applicable prospectus supplement.

Only one guaranty will be issued by Petrobras in connection with the issuance of a series of debt securities or debt warrants by PGF. Unless the applicable prospectus supplement states otherwise, The Bank of New York Mellon will act as guaranty trustee under each guaranty.

A guaranty may include certain covenants and other provisions relating to Petrobras. The description of the applicable guaranty in the prospectus supplement will summarize the material provisions thereof and reference will be made to the guaranty.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

American Depositary Shares

Petrobras has listed on the New York Stock Exchange American Depositary Shares, also referred to as ADSs, representing Petrobras’s preferred shares and ADSs representing Petrobras’s common shares. The terms of the preferred shares ADSs and the common share ADSs are substantially identical, except for the class of underlying shares they represent. The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent two shares (or a right to receive two shares) deposited with the principal São Paulo office of Itau Unibanco S.A., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, Petrobras will not treat you as one of its shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement relating to the relevant class of ADSs among Petrobras, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire relevant deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under the heading “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent.

●

Cash. The depositary will convert any cash dividend or other cash distribution Petrobras pays on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See “—Payment of Taxes” below. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●

Shares. The depositary may distribute additional ADSs representing any shares Petrobras distributes as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

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Rights to Purchase Additional Shares. If Petrobras offers holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

●

Other Distributions. The depositary will send to ADS holders anything else Petrobras distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what Petrobras distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what Petrobras distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. Petrobras has no obligation to register ADSs, shares, rights or other securities under the Securities Act. Petrobras also has no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions Petrobras makes on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

In a situation where the underlying shares carry a right to vote, ADS holders may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if Petrobras asks it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Brazil and of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

Petrobras cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if Petrobras requests the Depositary to act, Petrobras agrees to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:		For:
U.S.$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	•	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	•	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

U.S.$.02 (or less) per ADS	•	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	•	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

U.S.$.02 (or less) per ADSs per calendar year	•	Depositary services

Registration or transfer fees	•	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	•	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)

	•	converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	•	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	•	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to the Company to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If Petrobras:	Then:

●     Change the nominal or par value of our shares

●     Reclassify, split up or consolidate any of the deposited securities

●     Distribute securities on the shares that are not distributed to you

●     Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may, and will if Petrobras asks it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

Petrobras may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment. In addition, the depositary may terminate the deposit agreement upon at least 30 days’ prior notice if it has been advised that it or its custodian may face liability because Petrobras failed to provide required information relating to the ADS program to Brazilian regulators.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that Petrobras agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. Petrobras and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if Petrobras is or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

●	are not liable if Petrobras or it exercises discretion permitted under the deposit agreement;

●

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents Petrobras believes or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, Petrobras and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or Petrobras thinks it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●

When temporary delays arise because: (i) the depositary has closed its transfer books or Petrobras has closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) Petrobras is paying a dividend on our shares.

●	When you owe money to pay fees, taxes and similar charges.

●	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

Unless Petrobras has requested the depositary to cease doing so, the deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that Petrobras makes generally available to holders of deposited securities. The depositary will send you copies of those communications if Petrobras asks it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s partnership nominee. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) on behalf of the owners of such interests.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Securities

Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic computerized book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers; banks and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC. The rules applicable to DTC and DTC participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

●	will not be entitled to have securities represented by the global security registered in their names;

●	will not receive or be entitled to receive physical, certificated securities; and

●

will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the issuer to the trustee and by the trustee (to the extent funded by the issuer) to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee, registrar, transfer agent or any paying agent have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Securities

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:

●	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

●	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

●	we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

●	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.

For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities—Additional Mechanics—Payment and Paying Agents.”

Debt Securities Denominated in a Currency other than U.S. Dollars

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of debt securities denominated in a currency other than the U.S. dollar.

We will issue the debt securities as one or more global securities registered in the name of a common depositary for Clearstream and Euroclear. Investors may hold book-entry interests in the global securities through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the debt securities will be carried through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or such other currency in which the debt securities are denominated, as applicable. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interest in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the Clearstream and Euroclear and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.

This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream and Euroclear

Clearstream has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of participants in Clearstream or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Same-Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream and Euroclear.”

Certificated Debt Securities

We will issue debt securities to you in certificated registered form only if:

●	Clearstream or Euroclear is no longer willing or able to discharge its responsibilities properly, and neither we nor the trustee have appointed a qualified successor within 90 days; or

●	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

●	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a properly completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments of interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

Unless and until we issue the debt securities in fully-certificated, registered form,

●	you will not be entitled to receive a certificate representing our interest in the debt securities;

●	all references in this prospectus or any prospectus supplement to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

●

all references in this prospectus or in any prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the price of such securities and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We may sell the securities from time to time in their initial offering as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

EXPERTS

With respect to the unaudited interim financial information of Petrobras as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017, incorporated by reference herein, KPMG Auditores Independentes reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Petrobras Forms 6-K furnished to the SEC on August 3, 2018, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements as of and for the year ended December 31, 2018 and 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to Petrobras’s Form 6-K furnished to the SEC on February 28, 2019 (the “February 2019 Form 6-K”) have been so incorporated in reliance on the report of KPMG Auditores Independentes, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2016 incorporated herein by reference to the February 2019 Form 6-K have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain oil and gas reserve data incorporated by reference herein by reference to the Petrobras Annual Report on Form 20-F for the year ended December 31, 2017, were reviewed by DeGolyer and MacNaughton as indicated therein, in reliance upon the authority of such firm as expert in estimating proved oil and gas reserves.

VALIDITY OF SECURITIES

Mr. Hélio Siqueira Júnior, Petrobras’s acting general counsel, will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties for Petrobras as to certain matters of Brazilian law. Hogan Lovells International LLP, special Dutch counsel to PGF or any other law firm named in the applicable prospectus supplement, will pass upon the validity of the debt securities and debt warrants issued by PGF as to certain matters of Dutch law. The validity of the debt securities, warrants, guaranties and mandatory convertible securities will be passed upon by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Petrobras

Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States.

Mr. Hélio Siqueira Júnior, Petrobras’s acting general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:

●	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

●	it is for the payment of a sum certain of money;

●	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

●	it is not subject to appeal;

●

it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

●

it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

●	it is not contrary to Brazilian national sovereignty, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.

Mr. Hélio Siqueira Júnior has also advised Petrobras that:

●

original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

●

if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil);

●

Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching its gas and oil reserves, as Petrobras does not own any of the crude oil and natural gas reserves in Brazil. Under Brazilian law, the Brazilian government owns all crude oil and natural gas reserves in Brazil;

●

a law has been enacted in Brazil to regulate judicial and extrajudicial reorganization and liquidation of business companies. Such law revoked the previous Brazilian Bankruptcy law. The new law is not applicable to mixed capital companies, such as Petrobras, and does not provide whether the federal government of Brazil is liable for Petrobras’s obligations in the event of bankruptcy; and

●

certain of Petrobras’s exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’s concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.

PGF

PGF is duly incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands. All of the directors of PGF reside outside the United States. PGF has no assets and all or a substantial portion of the assets of PGF’s directors are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PGF or such persons or to enforce, in the United States courts, judgment against PGF or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

PGF has been advised by its special Dutch counsel, Hogan Lovells International LLP, that a judgment rendered by a court in New York, or a “Foreign Court,” will not be recognized and enforced by the courts of The Netherlands for the reason that the United States and The Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. If a person has obtained a final and conclusive judgment for the payment of money rendered by the Foreign Court which is enforceable in the United States, or a “Foreign Judgment,” the person will be required to file its claim with the court of competent jurisdiction in The Netherlands. Such party may submit to the Dutch court the final judgement rendered by the U.S. court. The Dutch court will have discretion to attach such weight to this final judgment as it deems appropriate. The Dutch court can be expected to adjudicate substantial importance to such judgment without full re-examination or full re-litigation of the substantive matters adjudicated thereby (marginale toetsing), to the extent (i) the U.S. court had jurisdiction in the matter in accordance with standards which are generally accepted internationally, (ii) the proceedings before such court have complied with the principles proper procedure and fair trail, (iii) the judgment is final and conclusive in such a way that all appeals have been exhausted and no other remedy could be obtained from a competent judicial body and (iv) such judgment does not conflict with the public policy (openbare orde) of The Netherlands. The enforcement in a Dutch court of judgments rendered by a court in the United States is subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in Euro at the applicable rate of exchange. Enforcement of obligations in The Netherlands will be subject to the nature of remedies available in the Dutch courts. The taking of current proceedings in more than one jurisdiction may be disallowed by the Dutch courts, but such courts have the power to stay proceedings if concurrent proceedings are being brought elsewhere.

Subject to the foregoing and service of process in accordance with applicable treaties and rules, investors may be able to enforce in The Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable and, in particular, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the Netherlands. In addition, there can be no assurance that a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in The Netherlands and predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 11 Wall St, New York, New York 10005.

Preferred shares and common shares of Petrobras, each represented by ADSs, are listed on the New York Stock Exchange under the symbols “PBRA” and “PBR,” respectively. Additional information concerning us and our securities may be available through the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

Petrobras is incorporating by reference into this prospectus the following documents that it has filed with the SEC:

1.	The Petrobras Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 18, 2018.

2.

The Petrobras Reports on Form 6-K furnished to the SEC on February 28, 2019, containing Petrobras’s financial statements and financial information and results in U.S. dollars as of December 31, 2018 and for the years ended December 31, 2018, 2017 and 2016, prepared in accordance with IFRS as issued by the IASB.

3.

The Petrobras Report on Form 6-K furnished to the SEC on August 3, 2018, containing Petrobras’s financial statements in U.S. dollars as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017, prepared in accordance with IFRS as issued by the IASB.

4.

The Petrobras Report on Form 6-K/A furnished to the SEC on August 20, 2018, containing Petrobras’s Interactive Data File relating to its financial statements as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017.

5.	The Petrobras Report on Form 6-K furnished to the SEC on December 6, 2018 announcing Petrobras’s 2040 Strategic Plan and 2019-2023 Business Plan.

6.

The Petrobras Reports on Form 6-K furnished to the SEC on September 10, October 19, November 19, December 14 and December 31, 2018, and January 2, January 7, January 8, January 10, January 16, January 22, January 29, January 31 and February 27, 2019 related to the nomination, resignation and appointment of Petrobras officers and members of the Board of Directors and other executive offices.

7.	The Petrobras Report on Form 6-K furnished to the SEC on February 25, 2019 related to oil and natural gas production in January 2019.

8.	The Petrobras Report on Form 6-K furnished to the SEC on February 28, 2019, announcing the repayment of bank debt.

9.

Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Petrobras on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Petrobras’s Investor Relations Department located at Avenida República do Chile, 65 — 13th Floor, 20031-912—Rio de Janeiro, RJ, Brazil, Attn: Larry Carris Cardoso, Finance Department, Loans and Financing Administration General Manager (telephone: +55 (21) 3224-1510/3224-9947; fax: +55 (21) 3224-1401; e-mail: petroinvest@petrobras.com.br).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Article 23, Section 1 of Petrobras’s by-laws requires it to defend its senior management in administrative and legal proceedings and maintain insurance coverage to protect senior management from liability arising from the performance of the senior manager’s functions. Petrobras maintains an insurance policy covering losses and expenses arising from management actions taken by the directors and officers of Petrobras and its subsidiaries, including PGF, in their capacity as such.

Neither PGF’s Articles of Association nor the laws of The Netherlands provide for indemnification of directors or officers.

Item 9. Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement for Debt Securities. †

1.2	Form of Underwriting Agreement for Warrants.†

1.3	Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory Convertible Securities.†

4.1	Amended and Restated Deposit Agreement, dated as of January 3, 2012, among Petrobras, The Bank of New York Mellon, as depositary, and registered holders and beneficial owners from time to time of the ADSs, representing the common shares of Petrobras, and Form of ADR evidencing ADSs representing the common shares of Petrobras (previously filed as Exhibit 2.1 of the combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2011 (File No. 001-15106) as filed with the SEC on March 30, 2012 and incorporated by reference herein).*

4.2	Amended and Restated Deposit Agreement, dated as of January 3, 2012, among Petrobras, The Bank of New York Mellon, as depositary, and registered holders and beneficial owners from time to time of the ADSs, representing the preferred shares of Petrobras, and Form of ADR evidencing ADSs representing the preferred shares of Petrobras (previously filed as Exhibit 2.2 of the combined Petrobras and PifCo Annual Report on Form 20-F for the year ended December 31, 2011 (File No. 001-15106) as filed with the SEC on March 30, 2012 and incorporated by reference herein).*

4.3	Indenture, dated as of August 28, 2018, between Petrobras and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.3 to the Registration Statement of Petrobras and PGF on Form F-3 (File Nos. 333-227087 and 333-227087-01), filed with the SEC on August 28, 2018 and incorporated by reference herein).*

4.4	Indenture, dated as of August 28, 2018, between PGF and The Bank of New York Mellon, as trustee (previously filed as Exhibit 4.4 to the Registration Statement of Petrobras and PGF on Form F-3 (File Nos. 333-227087 and 333-227087-01), filed with the SEC on August 28, 2018 and incorporated by reference herein).*

4.5	Form of Debt Security (included in Exhibits 4.3 and 4.4 ).*

4.6	Form of Mandatory Convertible Security.†

4.7	Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.†

4.8	Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.†

4.9	Form of Petrobras Guaranty (included in Exhibit 4.4).*

5.1	Opinion of Mr. Hélio Siqueira Júnior, Petrobras’s acting general counsel, as to matters of Brazilian law relating to the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties.*

5.2	Opinion of Hogan Lovells International LLP, as to matters of Dutch law relating to the debt securities and debt warrants of PGF.*

5.3	Opinion of Cleary Gottlieb Steen & Hamilton LLP, as to matters of New York law relating to the debt securities, warrants, guaranties and mandatory convertible securities.*

15.1	Letter of KPMG Auditores Independentes concerning 2Q unaudited interim financial information of Petrobras.**

23.1	Consent of KPMG Auditores Independentes.**

23.2	Consent of PricewaterhouseCoopers Auditores Independentes.**

23.3	Consent of Mr. Hélio Siqueira Júnior, Petrobras’s acting general counsel (included in Exhibit 5.1).*

23.4	Consent of Hogan Lovells International LLP (included in Exhibit 5.2).*

23.5	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.3).*

23.6	Consent of DeGolyer and MacNaughton.**

24.1	PGF Power of Attorney.*

24.2	Power of Attorney (included in pages II-5 and II-8 of this Registration Statement).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Petrobras and the PGF Indentures.*

†

To be filed by amendment or incorporated by reference. Petrobras will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

*	Previously filed.
**	Filed herewith.

Item 10. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF PETRÓLEO BRASILEIRO S.A.—PETROBRAS

Pursuant to the requirements of the Securities Act, Petróleo Brasileiro S.A. — Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on March 1, 2019.

PETRÓLEO BRASILEIRO S.A. — PETROBRAS

By:	/s/ Roberto da Cunha Castello Branco
	Name:	ROBERTO DA CUNHA CASTELLO BRANCO
	Title:	Chief Executive Officer

PETRÓLEO BRASILEIRO S.A. — PETROBRAS

By:	*
	Name:	RAFAEL SALVADOR GRISOLIA
	Title:	Chief Financial Officer and Chief Investor Relations Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bianca Nasser Patrocinio, Larry Carris Cardoso, Guilherme Rajime Takahashi Saraiva, Renan Feuchard Pinto and João Eduardo Jost Magalhães his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on March 1, 2019, in respect of Petróleo Brasileiro S.A.—Petrobras.

Signature	Title

/s/ Roberto da Cunha Castello Branco
ROBERTO DA CUNHA CASTELLO BRANCO	Chief Executive Officer and Member of Board of Directors

*
RAFAEL SALVADOR GRISOLIA	Chief Financial Officer and Chief Investor Relations Officer

*
RAFAEL MENDES GOMES	Chief Governance and Compliance Officer

*
RODRIGO ARAÚJO ALVES	Chief Accounting and Tax Officer

EDUARDO BACELLAR LEAL FERREIRA	Chairman of the Board of Directors

*
JERÔNIMO ANTUNES	Member of the Board of Directors

*
SEGEN FARID ESTEFEN	Member of the Board of Directors

DANILO FERREIRA DA-SILVA	Member of the Board of Directors

*
ANA LÚCIA POÇAS ZAMBELLI	Member of the Board of Directors

*
CLARISSA DE ARAÚJO LINS	Member of the Board of Directors

*
MARCELO MESQUITA DE SIQUEIRA FILHO	Member of the Board of Directors

*
SÔNIA JÚLIA SULZBECK VILLALOBOS	Member of the Board of Directors

DURVAL JOSÉ SOLEDADE SANTOS	Member of the Board of Directors

JOÃO COX	Member of the Board of Directors

/S/ DONALD PUGLISI
PUGLISI & ASSOCIATES	Authorized Representative in the United States

*By:	/s/ Larry Carris Cardoso
Name: Larry Carris Cardoso
Title: Attorney-in-Fact
Pursuant to power of attorney previously filed

Signature of Authorized Representative of Petróleo Brasileiro S.A.—Petrobras

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Petróleo Brasileiro S.A.— Petrobras, has signed this registration statement in the City of New York, State of New York, on March 1, 2019.

Signature	Title

/s/ Donald Puglisi
PUGLISI & ASSOCIATES	Authorized Representative in the United States

SIGNATURES OF PETROBRAS GLOBAL FINANCE B.V.

Pursuant to the requirements of the Securities Act of 1933, Petrobras Global Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on March 1, 2019.

PETROBRAS GLOBAL FINANCE B.V.

By: /s/ Guilherme Rajime Takahashi Saraiva
Name: GUILHERME RAJIME TAKAHASHI SARAIVA
Title: Attorney in Fact
Pursuant to power of attorney previously filed

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bianca Nasser Patrocinio, Larry Carris Cardoso, Guilherme Rajime Takahashi Saraiva, Renan Feuchard Pinto and João Eduardo Jost Magalhães his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as indicated below on March 1, 2019, in respect of Petrobras Global Finance B.V.

Signature	Title

*
GUILHERME RAJIME TAKAHASHI SARAIVA	Managing Director A

*
EDUARDO CAVALCANTI GUIMARÃES	Managing Director B

/s/ Donald Puglisi
PUGLISI AND ASSOCIATES	Authorized Representative in the United States

*By:	/s/ Larry Carris Cardoso
Name: Larry Carris Cardoso Title: Attorney-in-Fact Pursuant to power of attorney previously filed

Signature of Authorized Representative of Petrobras Global Finance B.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Petrobras Global Finance B.V., has signed this registration statement in the City of New York, State of New York, on March 1, 2019.

Signature	Title

/s/ Donald Puglisi
PUGLISI & ASSOCIATES	Authorized Representative in the United States